Exhibit 99.1

Air Lease Corporation Announces Second Quarter 2017 Results

Los Angeles, California, August 3, 2017 — Air Lease Corporation (ALC) (NYSE: AL) announces financial results for the three and six months ended June 30, 2017.

•	Revenues:
o	$381 million for the three months ended June 30, 2017, an increase of 8.8%
o	$741 million for the six months ended June 30, 2017, an increase of 6.9%
•	Diluted earnings per share:
o	$0.92 for the three months ended June 30, 2017, an increase of 9.5%
o	$1.69 for the six months ended June 30, 2017 and June 30, 2016
•	Adjusted diluted earnings per share before income taxes:
o	$1.51 for the three months ended June 30, 2017, an increase of 8.6%
o	$2.84 for the six months ended June 30, 2017, an increase of 2.5%
• Margin:
o	Pre-tax margin of 40.9% for the three months ended June 30, 2017
o	Adjusted pre-tax margin of 43.9% for the three months ended June 30, 2017
•	Return on equity:
o	Pre-tax return on equity of 17.3% for the trailing twelve months ended June 30, 2017
o	Adjusted pre-tax return on equity of 18.7% for the trailing twelve months ended June 30, 2017

Highlights

•	Added 14 aircraft with a cost of $637 million ending the quarter with $12.7 billion in aircraft with a weighted average age of 3.6 years and a weighted average lease term remaining of 6.9 years.
•	Sold 17 aircraft during the quarter for net proceeds of $334 million.
•	Entered into agreements to purchase 12 additional A321neo and two A330-900neo aircraft from Airbus and 12 additional 737 MAXs and two 787-9s from Boeing.
•	Decreased our composite cost of funds to 3.08% as of June 30, 2017 from 3.42% as of December 31, 2016.
•	Placed 90% of our order book on long-term leases for aircraft delivering through 2019 and 73% through 2020.
•	Completed a senior unsecured notes offering in June 2017, issuing $600 million at 2.625%, maturing in 2022.
•

On August 1, 2017, the Company and Napier Park Global Capital (US) LP launched Blackbird Capital II, LLC with the first closing of equity commitments.  The Company will provide management services to the fund for a fee based upon aircraft assets under management.  See the Company’s press release issued on August 3, 2017 for additional details on this transaction.

•

Declared a quarterly cash dividend of $0.075 per share on our outstanding common stock for the second quarter of 2017.  The dividend will be paid on October 6, 2017 to holders of record of our common stock as of September 13, 2017.

“We had a great quarter.  Our margins and return on equity remain healthy, demand is solid, our customers are generally performing well, and lease placements are strong.  In light of that strength, we placed modest and disciplined top up orders at the Paris Airshow to meet current and anticipated campaign needs.  Our management platform is expanding nicely with the transfer of assets into Thunderbolt and the launch of Blackbird Capital II,” said John L. Plueger, Chief Executive Officer and President.

“As the second quarter results indicate, our business is solid and Air Lease continues to be a leader with pre-tax profit margins of 41% for the second quarter of 2017. Global airline passenger traffic is growing at robust levels, well above historical average growth rates, and this supports a continued and uninterrupted positive operating environment for airlines. We are witnessing ongoing leasing demand for our future new aircraft deliveries driven by not only passenger growth, but also by our airline customers' need for new generation aircraft to modernize their aging fleets,” said Steven F. Udvar-Házy, Executive Chairman of the Board.

The following table summarizes the results for the three and six months ended June 30, 2017 and 2016 (in thousands, except share amounts):

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2017	2016	$ change	% change	2017	2016	$ change	% change
Revenues	$380,957	$350,139	$30,818	8.8%	$741,144	$693,467	$47,677	6.9%
Income before taxes	$155,869	$142,271	$13,598	9.6%	$289,747	$286,262	$3,485	1.2%
Net income	$100,925	$91,803	$9,122	9.9%	$185,862	$184,661	$1,201	0.7%
Adjusted net income before income taxes(1)	$166,660	$152,160	$14,500	9.5%	$313,303	$303,301	$10,002	3.3%
Diluted EPS	$0.92	$0.84	$0.08	9.5%	$1.69	$1.69	$—	—%
Adjusted diluted EPS before income taxes(1)	$1.51	$1.39	$0.12	8.6%	$2.84	$2.77	$0.07	2.5%

(1)

Adjusted net income before income taxes and adjusted diluted earnings per share before income taxes have been adjusted to exclude the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items. See note 1 under the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income before income taxes and adjusted diluted EPS before income taxes and a reconciliation to their most comparable GAAP financial measures.

Flight Equipment Portfolio

As of June 30, 2017, our fleet was comprised of 240 owned aircraft, with a weighted-average age and remaining lease term of 3.6 years and 6.9 years, respectively, and 48 managed aircraft.  We have a globally diversified customer base of 88 airlines in 54 countries.

During the quarter ended June 30, 2017, we took delivery of 14 aircraft and sold 17 aircraft from our operating lease portfolio.

Below are the key portfolio metrics of our fleet:

	June 30, 2017	December 31, 2016
Fleet size	240	237
Managed fleet	48	30
Order book	373	363

Weighted-average fleet age(1)	3.6 years	3.8 years
Weighted-average remaining lease term(1)	6.9 years	6.9 years
Aggregate fleet net book value	$12.7 billion	$12.0 billion

Current fleet contracted rentals	$9.8 billion	$9.4 billion
Committed fleet rentals	$14.1 billion	$14.4 billion
Total committed rentals	$23.9 billion	$23.8 billion

(1)	Weighted-average fleet age and remaining lease term calculated based on net book value.

The following table details the region concentration of our fleet:

	June 30, 2017	December 31, 2016
Region	% of Net Book Value	% of Net Book Value
Europe	32.5%	29.5%
China	21.4%	23.0%
Asia (excluding China)	21.4%	22.7%
The Middle East and Africa	8.3%	7.8%
Central America, South America and Mexico	7.8%	7.8%
U.S. and Canada	5.1%	5.4%
Pacific, Australia and New Zealand	3.5%	3.8%
Total	100.0%	100.0%

The following table details the composition of our fleet by aircraft type:

	June 30, 2017		December 31, 2016
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A319-100	1	0.4%	3	1.3%
Airbus A320-200	43	17.9%	44	18.6%
Airbus A320-200neo	4	1.7%	1	0.4%
Airbus A321-200	30	12.5%	31	13.1%
Airbus A321-200neo	2	0.8%	—	—%
Airbus A330-200	16	6.7%	17	7.2%
Airbus A330-300	5	2.1%	5	2.1%
Boeing 737-700	3	1.3%	8	3.4%
Boeing 737-800	104	43.3%	95	40.1%
Boeing 767-300ER	1	0.4%	1	0.4%
Boeing 777-200ER	1	0.4%	1	0.4%
Boeing 777-300ER	24	10.0%	22	9.3%
Boeing 787-9	5	2.1%	3	1.3%
Embraer E190	1	0.4%	6	2.4%
Total	240	100.0%	237	100.0%

Debt Financing Activities

We ended the second quarter of 2017 with total debt, net of discounts and issuance costs, of $9.3 billion resulting in a debt to equity ratio of 2.61:1.

Our debt financing was comprised of unsecured debt of $8.8 billion and such unsecured debt represented 93.7% of our debt portfolio as of June 30, 2017 as compared to 92.4% as of December 31, 2016.  Our fixed rate debt represented 77.5% of our debt portfolio as of June 30, 2017 as compared to 83.5% as of December 31, 2016.  Our composite cost of funds decreased to 3.08% as of June 30, 2017 as compared to 3.42% as of December 31, 2016.

Our debt financing was comprised of the following at June 30, 2017 and December 31, 2016 (dollars in thousands):

	June 30, 2017	December 31, 2016
Unsecured
Senior notes	$6,919,871	$6,953,343
Revolving credit facility	1,477,000	766,000
Term financings	213,760	211,346
Convertible senior notes	199,985	199,995
Total unsecured debt financing	8,810,616	8,130,684
Secured
Term financings	539,462	619,767
Export credit financing	48,247	51,574
Total secured debt financing	587,709	671,341

Total debt financing	9,398,325	8,802,025
Less: Debt discounts and issuance costs	(95,013)	(88,151)
Debt financing, net of discounts and issuance costs	$9,303,312	$8,713,874
Selected interest rates and ratios:
Composite interest rate(1)	3.08%	3.42%
Composite interest rate on fixed-rate debt(1)	3.29%	3.69%
Percentage of total debt at fixed-rate	77.52%	83.48%

(1)	This rate does not include the effect of upfront fees, undrawn fees or discount and issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on August 3, 2017 at 4:30 PM Eastern Time to discuss the Company's financial results for the second quarter of 2017.

Investors can participate in the conference call by dialing (855) 308-8321 domestic or (330) 863-3465 international. The passcode for the call is 1622593.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website for 12 months.

For your convenience, the conference call can be replayed in its entirety beginning at 7:30 PM ET on August 3, 2017 until 7:30 PM ET August 10, 2017. If you wish to listen to the replay of this conference call, please dial (855) 859-2056 domestic or (404) 537-3406 international and enter passcode 1622593.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC's website at www.airleasecorp.com.

Contact

Investors:

Mary Liz DePalma

Director of Investor Relations

Email: mdepalma@airleasecorp.com

Media:

Laura St. John

Manager, Media and Investor Relations

Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•	our inability to make acquisitions of, or lease, aircraft on favorable terms;
•	our inability to sell aircraft on favorable terms;
•

our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	our inability to obtain refinancing prior to the time our debt matures;
•	impaired financial condition and liquidity of our lessees;
•	deterioration of economic conditions in the commercial aviation industry generally;
•	increased maintenance, operating or other expenses or changes in the timing thereof;
•	changes in the regulatory environment;
•	potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and
•	the factors discussed under “Part I – Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2016, and other SEC filings, including future SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Cash and cash equivalents	$239,710	$274,802
Restricted cash	22,239	16,000
Flight equipment subject to operating leases	14,386,474	13,597,530
Less accumulated depreciation	(1,643,809)	(1,555,605)
	12,742,665	12,041,925
Deposits on flight equipment purchases	1,440,449	1,290,676
Other assets	416,334	352,213
Total assets	$14,861,397	$13,975,616
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$274,353	$256,775
Debt financing, net of discounts and issuance costs	9,303,312	8,713,874
Security deposits and maintenance reserves on flight equipment leases	851,220	856,335
Rentals received in advance	105,328	99,385
Deferred tax liability	768,980	667,060
Total liabilities	$11,303,193	$10,593,429
Shareholders’ Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 103,211,434 and 102,844,477 shares at June 30, 2017 and December 31, 2016, respectively	1,012	1,010
Class B non-voting common stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	2,243,038	2,237,866
Retained earnings	1,314,154	1,143,311
Total shareholders’ equity	$3,558,204	$3,382,187
Total liabilities and shareholders’ equity	$14,861,397	$13,975,616

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)
Revenues
Rental of flight equipment	$358,114	$327,313	$712,767	$644,511
Aircraft sales, trading and other	22,843	22,826	28,377	48,956
Total revenues	380,957	350,139	741,144	693,467

Expenses
Interest	63,014	63,190	130,077	124,150
Amortization of debt discounts and issuance costs	6,437	7,388	15,429	14,549
Interest expense	69,451	70,578	145,506	138,699

Depreciation of flight equipment	126,490	112,136	250,399	220,711
Selling, general and administrative	23,843	20,653	46,415	40,055
Stock-based compensation	5,304	4,501	9,077	7,740
Total expenses	225,088	207,868	451,397	407,205

Income before taxes	155,869	142,271	289,747	286,262
Income tax expense	(54,944)	(50,468)	(103,885)	(101,601)
Net income	$100,925	$91,803	$185,862	$184,661

Net income per share of Class A and B common stock
Basic	$0.98	$0.89	$1.80	$1.80
Diluted	$0.92	$0.84	$1.69	$1.69
Weighted-average shares outstanding
Basic	103,180,769	102,837,443	103,064,834	102,758,427
Diluted	111,564,483	110,839,180	111,490,683	110,710,174

Other financial data
Pre-tax profit margin	40.9%	40.6%	39.1%	41.3%
Adjusted net income before income taxes(1)	$166,660	$152,160	$313,303	$303,301
Adjusted margin before income taxes(1)	43.9%	43.7%	42.3%	44.1%
Adjusted diluted earnings per share before income taxes(1)	$1.51	$1.39	$2.84	$2.77
Pre-tax return on equity (TTM)	17.3%	17.5%	17.3%	17.5%
Adjusted pre-tax return on equity (TTM)(1)	18.7%	18.7%	18.7%	18.7%

(1)

Adjusted net income before income taxes (defined as net income excluding the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items), adjusted margin before income taxes (defined as adjusted net income before income taxes divided by total revenues, excluding insurance recoveries), adjusted pre-tax return on equity (defined as adjusted net income before income taxes divided by average shareholders' equity) and adjusted diluted earnings per share before income taxes (defined as adjusted net income before income taxes divided by the weighted average diluted common shares outstanding) are measures of operating performance that are not defined by GAAP and should not be considered as an alternative to net income, pre-tax profit margin, earnings per share, pre-tax return on equity, and diluted earnings per share, or any other performance measures derived in accordance with GAAP. Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes, are presented as supplemental disclosure because management believes they provide useful information on our earnings from ongoing operations.

Management and our board of directors use adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes to assess our consolidated financial and operating performance.  Management believes these measures are helpful in evaluating the operating performance of our ongoing operations and identifying trends in our performance, because they remove the effects of certain non-cash items, one-time or non-recurring items that are not expected to continue in the future and certain other items from our operating results.  Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes, however, should not be considered in isolation or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes do not reflect our cash expenditures or changes in our cash requirements for our working capital needs.  In addition, our calculation of adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes may differ from the adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

diluted earnings per share before income taxes or analogous calculations of other companies in our industry, limiting their usefulness as a comparative measure.

The following tables show the reconciliation of net income to adjusted net income before income taxes and adjusted margin before income taxes (in thousands, except percentages):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)
Reconciliation of net income to adjusted net income before income taxes:
Net income	$100,925	$91,803	$185,862	$184,661
Amortization of debt discounts and issuance costs	6,437	7,388	15,429	14,549
Stock-based compensation	5,304	4,501	9,077	7,740
Insurance recovery on settlement	(950)	(2,000)	(950)	(5,250)
Provision for income taxes	54,944	50,468	103,885	101,601
Adjusted net income before income taxes	$166,660	$152,160	$313,303	$303,301
Adjusted margin before income taxes(1)	43.9%	43.7%	42.3%	44.1%

(1)	Adjusted margin before income taxes is adjusted net income before income taxes divided by total revenues, excluding insurance recoveries.

The following table shows the reconciliation of net income to adjusted diluted earnings per share before income taxes (in thousands, except share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)
Reconciliation of net income to adjusted diluted earnings per share before income taxes:
Net income	$100,925	$91,803	$185,862	$184,661
Amortization of debt discounts and issuance costs	6,437	7,388	15,429	14,549
Stock-based compensation	5,304	4,501	9,077	7,740
Insurance recovery on settlement	(950)	(2,000)	(950)	(5,250)
Provision for income taxes	54,944	50,468	103,885	101,601
Adjusted net income before income taxes	$166,660	$152,160	$313,303	$303,301
Assumed conversion of convertible senior notes	1,431	1,455	2,847	2,909
Adjusted net income before income taxes plus assumed conversions	$168,091	$153,615	$316,150	$306,210
Weighted-average diluted shares outstanding	111,564,483	110,839,180	111,490,683	110,710,174
Adjusted diluted earnings per share before income taxes	$1.51	$1.39	$2.84	$2.77

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

The following table shows the reconciliation of net income to adjusted pre-tax return on equity (in thousands, except share and per share amounts):

	Trailing Twelve Months June 30,
	2017	2016
	(unaudited)
Reconciliation of net income to adjusted pre-tax return on equity:
Net income	$376,126	$342,602
Amortization of debt discounts and issuance costs	31,822	29,693
Stock-based compensation	18,278	17,038
Insurance recovery on settlement	(950)	(9,750)
Provision for income taxes	207,597	187,950
Adjusted net income before income taxes	$632,873	$567,533

Shareholders' equity as of June 30, 2016 and 2015, respectively	$3,195,529	$2,861,861
Shareholders' equity as of June 30, 2017 and 2016, respectively	$3,558,204	$3,195,529
Average shareholders' equity	$3,376,867	$3,028,695

Adjusted pre-tax return on equity (TTM)	18.7%	18.7%

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2017	2016
	(unaudited)
Operating Activities
Net income	$185,862	$184,661
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	250,399	220,711
Stock-based compensation	9,077	7,740
Deferred taxes	103,885	101,601
Amortization of debt discounts and issuance costs	15,429	14,549
Gain on aircraft sales, trading and other activity	(17,160)	(37,713)
Changes in operating assets and liabilities:
Other assets	(86,712)	2,367
Accrued interest and other payables	31,240	7,298
Rentals received in advance	5,943	3,556
Net cash provided by operating activities	497,963	504,770
Investing Activities
Acquisition of flight equipment under operating lease	(1,142,367)	(1,138,130)
Payments for deposits on flight equipment purchases	(385,628)	(437,721)
Proceeds from aircraft sales, trading and other activity	433,284	507,202
Acquisition of aircraft furnishings, equipment and other assets	(84,874)	(117,132)
Net cash used in investing activities	(1,179,585)	(1,185,781)
Financing Activities
Issuance of common stock upon exercise of options and warrants	1,664	—
Cash dividends paid	(15,450)	(10,271)
Tax withholdings on stock-based compensation	(5,600)	(5,890)
Net change in unsecured revolving facilities	711,000	938,000
Proceeds from debt financings	1,096,673	690,754
Payments in reduction of debt financings	(1,229,690)	(962,403)
Net change in restricted cash	(6,239)	(7,862)
Debt issuance costs	(3,964)	(3,157)
Security deposits and maintenance reserve receipts	110,766	93,261
Security deposits and maintenance reserve disbursements	(12,630)	(35,362)
Net cash provided by financing activities	646,530	697,070
Net increase/(decrease) in cash	(35,092)	16,059
Cash and cash equivalents at beginning of period	274,802	156,675
Cash and cash equivalents at end of period	$239,710	$172,734
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $21,931 and $19,521 at June 30, 2017 and 2016, respectively	$159,269	$151,165
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment and other assets applied to payments for deposits on flight equipment purchases	$312,837	$525,991
Cash dividends declared, not yet paid	$7,741	$5,142